NEWS RELEASE
Lumen Technologies Reports Third Quarter 2020 Results

Highlights
•Reported Net Income of $366 million for the third quarter 2020, compared to reported Net income of $302 million for the third quarter 2019. Excluding Integration and Transformation Costs and Special Items, reported Net Income of $430 million for the third quarter 2020, compared to $328 million for the third quarter 2019
•Diluted EPS was $0.34 for the third quarter 2020, compared to $0.28 per share for the third quarter 2019. Excluding Integration and Transformation Costs and Special Items, Diluted EPS was $0.40 per share for the third quarter 2020, compared to $0.31 per share for the third quarter 2019
•Generated Adjusted EBITDA of $2.190 billion for the third quarter 2020, excluding $78 million of Integration and Transformation Costs and Special Items
•Generated Net Cash Provided by Operating Activities of $1.794 billion for the third quarter 2020
•Generated Free Cash Flow of $917 million for the third quarter 2020, excluding $111 million of cash paid for Integration and Transformation Costs and Special Items
•Achieved approximately $730 million of annualized run-rate Adjusted EBITDA cost transformation savings against the three-year goal of $800 million to $1 billion

DENVER, Nov. 4, 2020 — Lumen Technologies (NYSE: LUMN) reported results for the third quarter ended Sept. 30, 2020.
“In addition to delivering strong financial results in the third quarter, I am encouraged by the opportunities we are seeing as we repositioned the company as Lumen,” said Jeff Storey, president and CEO of Lumen. “The Lumen platform leverages our rich fiber infrastructure assets to deliver industry-leading services to customers implementing the technologies that power the 4th Industrial Revolution. As we invest in addressable markets that are growing and in our own digital transformation, we believe our revenue trajectory will continue to improve over the long term.”
Total revenue was $5.167 billion for the third quarter 2020, compared to $5.350 billion for the third quarter 2019.

Financial Results

Metric	Third Quarter	Third Quarter
($ in millions, except per share data)	2020	2019(1)
International and Global Accounts	$835	866
Enterprise	1,439	1,428
Small and Medium Business	635	674
Wholesale	949	1,017
Consumer	1,309	1,365
Total Revenue	$5,167	5,350
Cost of Services and Products	2,236	2,334
Selling, General and Administrative Expenses	850	831
Share-based Compensation Expenses	31	38
Adjusted EBITDA(2)	2,112	2,223
Adjusted EBITDA, Excluding Integration and Transformation Costs and Special Items(2)(3)	2,190	2,261
Adjusted EBITDA Margin(2)	40.9%	41.6%
Adjusted EBITDA Margin, Excluding Integration and Transformation Costs and Special Items(2)(3)	42.4%	42.3%
Net Cash Provided by Operating Activities	1,794	1,888
Capital Expenditures	988	957
Unlevered Cash Flow(2)	1,229	1,382
Unlevered Cash Flow, Excluding Cash Integration and Transformation Costs and Special Items(2)(4)	1,340	1,434
Free Cash Flow(2)	806	931
Free Cash Flow, Excluding Cash Integration and Transformation Costs and Special Items(2)(4)	917	983
Net Income	366	302
Net Income, Excluding Integration and Transformation Costs and Special Items(5)	430	328
Net Income per Common Share - Diluted	0.34	0.28
Net Income per Common Share - Diluted, Excluding Integration and Transformation Costs and Special Items(5)	0.40	0.31
Weighted Average Shares Outstanding (in millions) - Diluted	1,085.7	1,074.8

(1) Reflects certain reclassifications due to accounting changes made in the first quarter of 2020, which were announced in the Company's 8-K report filed with the SEC on April 30, 2020.
(2) See the attached schedules for definitions of non-GAAP metrics, reconciliation to GAAP figures and further explanations of the adjustments referred to in notes 3, 4 and 5.
(3) Excludes (i) $78 million of Integration and Transformation Costs and Special Items for the third quarter of 2020 and (ii) $38 million of Integration and Transformation Costs and Special Items for the third quarter of 2019.

(4) Excludes (i) $111 million of cash paid for Integration and Transformation Costs and Special Items for the third quarter of 2020 and (ii) $52 million of cash paid for Integration and Transformation Costs and Special Items for the third quarter of 2019.

(5) Excludes (i) $64 million of Integration and Transformation Costs and Special Items for the third quarter of 2020 and (ii) $26 million of Integration and Transformation Costs and Special Items for the third quarter of 2019.

Revenue	Third Quarter	Second Quarter	QoQ Percent	Third Quarter	YoY Percent
($ in millions)	2020	2020	Change	2019	Change
By Business Segment
International and Global Accounts	$835	849	(2)%	866	(4)%
Enterprise	1,439	1,433	—%	1,428	1%
Small and Medium Business	635	646	(2)%	674	(6)%
Wholesale	949	948	—%	1,017	(7)%
Consumer	1,309	1,316	(1)%	1,365	(4)%
Total Revenue	$5,167	5,192	—%	5,350	(3)%

Cash Flow
Free Cash Flow, excluding Integration and Transformation Costs and Special Items, was $917 million in the third quarter 2020, compared to $983 million in the third quarter 2019.

As of Sept. 30, 2020, Lumen had cash and cash equivalents of $526 million, a portion of which was used to redeem $160 million of Qwest Corporation's outstanding senior notes on Oct. 26, 2020.

2020 Outlook
“Compared to the second quarter 2020, we grew Adjusted EBITDA this quarter and expect another quarter of sequential growth in the fourth quarter 2020,” said Neel Dev, Lumen’s executive vice president and chief financial officer. “Additionally, with our continued focus on deleveraging, we are again lowering and narrowing our Net Cash Interest outlook for the full year 2020.”

Metric (1), (2)	Current Outlook	Previous Outlook (3), (4)
Net Cash Interest	$1.62 billion to $1.65 billion	$1.65 billion to $1.70 billion
GAAP Interest Expense	$1.7 billion	$1.7 billion
Dividends (5)	$1.1 billion	$1.1 billion
Depreciation and Amortization	$4.7 billion to $4.9 billion	$4.7 billion to $4.9 billion
Share-based Compensation Expenses	$200 million	$200 million
Cash Income Taxes	$100 million	$100 million
Full Year Effective Income Tax Rate	~28%	~28%

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2) Outlook measures in this release and the accompanying schedules (i) exclude Integration and Transformation Costs, (ii) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of Nov. 4, 2020. See "Forward Looking Statements" below.

(3) Refers to full-year 2020 financial outlook provided on Aug. 5, 2020
(4) The full-year 2020 financial outlook for Adjusted EBITDA, Free Cash Flow, and Capital Expenditures was withdrawn on May 6, 2020
(5) Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes payment of dividends at the rate of $1.00 per share per year, based on the number of shares outstanding on Sept. 30, 2020. Payments of all dividends are at the discretion of the board of directors.

Investor Call
Lumen’s management will host a conference call at 5 p.m. ET today, Nov. 4, 2020. The conference call will be streamed live over Lumen's website at ir.lumen.com. Additional information regarding third quarter 2020 results, including the presentation materials management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 7 p.m. ET on Nov. 4, 2020, and ending Jan. 2, 2021, at 6 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21970799. A webcast replay of the call will also be available on our website beginning at 7 p.m. ET on Nov. 4, 2020, and ending Jan. 2, 2021, at 6 p.m. ET.
Media Relations Contact:                         Investor Relations Contact:
Jeremy Jones                             Mark Stoutenberg jeremy.jones@lumen.com                      mark.stoutenberg@lumen.com
+1 720-567-7044                             +1 720-888-1662

About Lumen*
Lumen Technologies (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about Lumen’s network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

*On Sept. 14, 2020, the company announced the “Lumen” brand launch and effective Sept. 18, 2020, began trading under the ticker symbol “LUMN”. As a result, CenturyLink, Inc. is referred to as “Lumen Technologies”, or simply “Lumen”. The legal name “CenturyLink, Inc.” is expected to be formally changed to “Lumen Technologies, Inc.” upon satisfying all applicable legal requirements.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: uncertainties due to events outside of our control regarding the impact that COVID-19 health and economic disruptions will continue to have on our business, operations, employees, customers, suppliers, distribution channels, controls, regulatory environment, access to capital, operating or capital plans and corporate initiatives, and ultimately on our financial performance, financial position and cash flows; the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakage, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, special access, universal service, broadband deployment, data protection, privacy and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; our ability to successfully and timely implement our operating plans and corporate strategies, including our delevering strategy; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon COVID-19 disruptions, changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics, regulations or disruptions caused by the COVID-19 pandemic; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to collect our receivables from, or continue to do business with, financially-troubled customers, including those adversely impacted by the economic dislocations caused by the COVID-19 pandemic; our ability to use our net operating loss carryforwards in the amounts projected; our ability to obtain approvals to implement our new brand name change; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, health care or other laws or regulations, in governmental support programs, or in general government funding levels, including those that might occur after the U.S. elections on Nov. 3, 2020; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require additional future impairment charges; the effects of adverse weather, terrorism, epidemics, pandemics or other natural or man-made disasters; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic or geo-political conditions; and other risks set forth or referenced in our filings with the U.S. Securities and Exchange Commission (the "SEC"). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to Adjusted EBITDA, Free Cash Flow, Unlevered Cash Flow, and adjustments to GAAP and non-GAAP measures to exclude the effect of Integration and Transformation Costs and Special Items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at ir.lumen.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Lumen may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.
(doing business as Lumen Technologies)
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended September 30,		Increase / (decrease)	Nine months ended September 30,		Increase / (decrease)
	2020	2019 (1)		2020	2019 (1)

OPERATING REVENUE	$5,167	5,350	(3)%	15,587	16,152	(3)%

OPERATING EXPENSES
Cost of services and products	2,236	2,334	(4)%	6,703	6,877	(3)%
Selling, general and administrative	850	831	2%	2,598	2,723	(5)%
Depreciation and amortization	1,193	1,235	(3)%	3,515	3,619	(3)%
Goodwill impairment	—	—	nm	—	6,506	nm
Total operating expenses	4,279	4,400	(3)%	12,816	19,725	(35)%

OPERATING INCOME (LOSS)	888	950	(7)%	2,771	(3,573)	nm

OTHER (EXPENSE) INCOME
Interest expense	(409)	(496)	(18)%	(1,272)	(1,537)	(17)%
Other (expense) income, net	1	(44)	(102)%	(73)	(5)	nm
Income tax expense	(114)	(108)	6%	(369)	(377)	(2)%
NET INCOME (LOSS)	$366	302	21%	1,057	(5,492)	nm
BASIC EARNINGS (LOSS) PER SHARE	$0.34	0.28	21%	0.98	(5.13)	nm
DILUTED EARNINGS (LOSS) PER SHARE	$0.34	0.28	21%	0.98	(5.13)	nm

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,080,505	1,072,543	1%	1,078,672	1,070,921	1%
Diluted	1,085,666	1,074,790	1%	1,083,368	1,070,921	1%

DIVIDENDS PER COMMON SHARE	$0.25	0.25	—%	0.75	0.75	—%

Exclude: Integration and Transformation Costs and Special Items(2)	$64	26	nm	222	6,549	(97)%

NET INCOME EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$430	328	31%	1,279	1,057	21%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION AND TRANSFORMATION COSTS AND SPECIAL ITEMS	$0.40	0.31	29%	1.18	0.99	19%

(1) Reflects certain reclassifications due to accounting changes made in the first quarter of 2020, which were announced in the Company's 8-K report filed with the SEC on April 30, 2020.
(2) Excludes the Integration and Transformation Costs and Special Items described in the accompanying Non-GAAP Integration and Transformation Costs and Special Items table, net of the income tax effect thereof.

nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.
(doing business as Lumen Technologies)
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019
(UNAUDITED)
($ in millions)
	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$526	1,690
Accounts receivable, less allowance of $156 and $106	2,143	2,259
Other	835	819
Total current assets	3,504	4,768
Property, plant and equipment, net of accumulated depreciation of $30,921 and $29,346	26,290	26,079
GOODWILL AND OTHER ASSETS
Goodwill	21,476	21,534
Other intangible assets, net	8,563	9,567
Other, net	2,766	2,794
Total goodwill and other assets	32,805	33,895
TOTAL ASSETS	$62,599	64,742
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,487	2,300
Accounts payable	1,364	1,724
Accrued expenses and other liabilities
Salaries and benefits	898	1,037
Income and other taxes	378	311
Current operating lease liabilities	401	416
Interest	278	280
Other	335	386
Current portion of deferred revenue	738	804
Total current liabilities	5,879	7,258
LONG-TERM DEBT	31,105	32,394
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	3,232	2,918
Benefit plan obligations, net	4,345	4,594
Other	4,349	4,108
Total deferred credits and other liabilities	11,926	11,620
STOCKHOLDERS' EQUITY
Common stock	1,097	1,090
Additional paid-in capital	21,130	21,874
Accumulated other comprehensive loss	(2,795)	(2,680)
Accumulated deficit	(5,743)	(6,814)
Total stockholders' equity	13,689	13,470
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,599	64,742

CenturyLink, Inc.
(doing business as Lumen Technologies)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(UNAUDITED)
($ in millions)

	Nine months ended
	September 30, 2020	September 30, 2019
OPERATING ACTIVITIES
Net Income (Loss)	$1,057	(5,492)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,515	3,619
Impairment of goodwill and other assets	—	6,516
Deferred income taxes	315	350
Provision for uncollectible accounts	137	116
Net loss (gain) on early retirement and modification of debt	78	(70)
Share-based compensation	120	114
Changes in current assets and liabilities, net	(677)	(464)
Retirement benefits	(96)	(24)
Changes in other noncurrent assets and liabilities, net	287	72
Other, net	106	34
Net cash provided by operating activities	4,842	4,771
INVESTING ACTIVITIES
Capital expenditures	(2,971)	(2,688)
Proceeds from sale of property, plant and equipment and other assets	119	54
Other, net	12	(37)
Net cash used in investing activities	(2,840)	(2,671)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	3,257	988
Payments of long-term debt	(6,334)	(1,459)
Net proceeds on revolving line of credit	825	150
Dividends paid	(837)	(829)
Other, net	(83)	(37)
Net cash used in financing activities	(3,172)	(1,187)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,170)	913
Cash, cash equivalents and restricted cash at beginning of period	1,717	518
Cash, cash equivalents and restricted cash at end of period	$547	1,431

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$526	1,404
Restricted cash	21	27
Total	$547	1,431

CenturyLink, Inc.
(doing business as Lumen Technologies)
OPERATING METRICS
(UNAUDITED)
(In thousands)

	September 30, 2020	June 30, 2020	March 31, 2020

Operating Metrics
Consumer broadband subscribers	4,563	4,638	4,667

Consumer broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our consumer broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone consumer broadband subscribers. We count lines when we install the service.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Integration and Transformation Costs) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net, because these items are not related to the primary operations of CenturyLink.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Integration and Transformation Costs adjustments and Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
(doing business as Lumen Technologies)
Non-GAAP Integration and Transformation Costs and Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
Integration and Transformation Costs(1) and Special Items Impacting Adjusted EBITDA	3Q20	3Q19	3Q20	3Q19
Consumer litigation	$2	—	8	15
Total Special Items impacting Adjusted EBITDA	2	—	8	15
Plus: Integration and Transformation Costs	76	38	193	111
Total Integration and Transformation Costs and Special Items impacting Adjusted EBITDA	$78	38	201	126

	Actual QTD		Actual YTD
Integration and Transformation Costs and Special Items Impacting Net Income (Loss)	3Q20	3Q19	3Q20	3Q19
Consumer litigation	$2	—	8	15
Impairment of goodwill	—	—	—	6,506
Loss on sale of business	8	—	8	—
Loss (gain) on early debt retirement	(4)	(4)	82	(70)
Total Special Items impacting Net Income (loss)	6	(4)	98	6,451
Plus: Integration and Transformation Costs	76	38	193	111
Total Integration and Transformation Costs and Special Items impacting Net Income (loss)	82	34	291	6,562
Income tax effect of Integration and Transformation Costs and Special Items (2)	(18)	(8)	(69)	(13)
Total Integration and Transformation Costs and Special Items impacting Net iIcome (loss), net of tax	$64	26	222	6,549

(1) Represents the cost of obtaining the synergy and transformations savings over 2019-2021 that the Company initially discussed in its Feb. 13, 2019 earnings release.
(2) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 24.3% and 24.5% for the three and nine months ended Sept. 30, 2019 and 2020, respectively.

CenturyLink, Inc.
(doing business as Lumen Technologies)
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	3Q20	3Q19
Net cash provided by operating activities	$1,794	1,888
Capital expenditures	(988)	(957)
Free Cash Flow	806	931
Cash interest paid	426	456
Interest income	(3)	(5)
Unlevered Cash Flow	$1,229	1,382

Free Cash Flow	$806	931
Add back: cash Integration and Transformation Costs (1)	105	52
Add back: Special Items (1)	6	—
Free Cash Flow excluding cash Integration and Transformation Costs and Special Items	$917	983

Unlevered Cash Flow	$1,229	1,382
Add back: cash Integration and Transformation Costs (1)	105	52
Add back: Special Items (1)	6	—
Unlevered Cash Flow excluding cash Integration and Transformation Costs and Special Items	$1,340	1,434
(1) Refer to Non-GAAP Integration and Transformation Costs and Special Items table for details of the Integration and Transformation Costs and Special Items included above.

CenturyLink, Inc.
(doing business as Lumen Technologies)
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	3Q20	3Q19
Net income	$366	302
Income tax expense	114	108
Total other expense, net	408	540
Depreciation and amortization expense	1,193	1,235
Share-based compensation expense	31	38
Adjusted EBITDA	$2,112	2,223

Add back: Integration and Transformation Costs(1)	$76	38
Add back: Special Items (1)	2	—
Adjusted EBITDA excluding Integration and Transformation Costs and Special Items	$2,190	2,261

Total revenue	$5,167	5,350

Adjusted EBITDA margin	40.9%	41.6%
Adjusted EBITDA margin excluding Integration and Transformation Costs and Special Items	42.4%	42.3%

(1) Refer to Non-GAAP Integration and Transformation Costs and Special Items table for details of the Integration and Transformation Costs and Special Items included above.